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EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Wave Systems Corp.:

        We consent to the incorporation by reference in the registration statements Nos. 333-175046, 333-177644, 333-150340, 333-141429, 333-130409, 333-114476, 333-112017, 333-106632, 333-99469, 333-92845, 333-46330, 333-33236, 333-38265, 333-28819, 333-20017, 333-73236 and 333-65648 on Form S-3 and Nos. 333-178128, 333-164320, 333-125203, 333-144147, 333-144139, 333-88665, 333-68911, 333-69041, 333-11611 and 333-11609 on Form S-8 of Wave Systems Corporation, of our report dated March 18, 2013, with respect to the consolidated balance sheets of Wave Systems Corp. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of Wave Systems Corp.

        Our report dated March 18, 2013, on the effectiveness of internal control over financial reporting as of December 31, 2012 expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2012 because of the effects of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment a material weakness as of December 31, 2012 related to inadequate resources to effectively execute internal controls over accounting for significant, complex accounting matters.

        Our report dated March 18, 2013 contains an explanatory paragraph that states that Wave Systems Corp. has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Boston, Massachusetts
March 18, 2013

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  EXHIBIT 23.1
CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM